Exhibit 10.40

Lease Modification Agreement

This Lease Modification Agreement (the “Agreement”), made and entered into this

8 day of September, 2025, by and between Step Does Stuff LLC (the “Landlord”) and Bacterin International, Inc., now known as Xtant Medical, Inc., (the “Tenant”) and is in accordance with and subject to the terms of the Commercial Lease dated October 23, 2015 (the “Lease”) between Step Does Stuff and Xtant Medical, Inc.

WITNESSETH:

Whereas, under the Lease, Landlord leased to Tenant the premises located at 664 Cruiser Lane, Belgrade, MT 59714, as more particularly described in the Lease and on the terms and conditions set out therein, and;

Whereas, Tenant and Landlord desire to modify and amend the Lease terms and conditions as set forth herein.

Now, therefore, in consideration of the promises, covenants and agreements hereinafter set out, the parties hereby agree as follows:

1. Term: Tenant hereby wishes to exercise its Renewal Option as follows:

A 5-year renewal is hereby implemented that extends the Lease to October 31, 2030 (the “First Five Year Option”).

2. Rent: The rental cost for the Extended Term shall proceed as proscribed in the Lease.

3. Force and Effect: Except as expressly modified and amended by this Agreement, all other terms and conditions of the Lease continue and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives.

Scott Olsen, Member		Scott Neils, CFO
Shep Does Stuff LLC		Xtant Medical, Inc.

Name:	/s/ Scott Olsen	Name:	Scott Neils
Date:	Sept 25, 2025	Date:	09/08/2025